Maine & Maritimes Corporation Reports Third Quarter 2005 Results

PRESQUE ISLE, ME -- 11/10/2005 -- Maine & Maritimes Corporation (AMEX: MAM) (the "Corporation" or "MAM") reported a third quarter 2005 loss per share of $0.57, or $926,000, compared to a third quarter 2004 loss of $0.26 per share, or $432,000. This quarter's reduced earnings were attributable to a number of factors, including, but not limited to, lower earnings from its regulated utility, Maine Public Service Company ("MPS"), as well as the Corporation's continued investment in its diversification and transformation initiatives related to its unregulated portfolio of businesses. Consolidated results for the nine-month period ended September 30, 2005 were a loss of $0.27 per share, or $447,000, compared with income of $0.50 per share, or $801,000, in the prior year.

"The strategic need to increase the scale of unregulated operations, diversify our post-deregulation revenue model, and expand our unregulated market focus remains our primary objective," stated J. Nick Bayne, President and Chief Executive Officer of MAM. "While we are never pleased with a quarterly loss, we are encouraged by the progress in our unregulated operations and believe our investments in new business lines will lead to increased shareholder value. During the quarter, we undertook significant efforts to acquire Cornwallis Court Developments Ltd, which closed on October 7, 2005; released a new version of our Building Blocks™ software; and continued our due diligence related to the proposed acquisition of Steven Winter Associates, Inc. Maine Public Service earnings are impacted by the rate design approved by the Maine Public Utilities Commission, resulting in a lower revenue and earnings performance during the second and third quarters of each year. Further, the cost impact of compliance with the Sarbanes-Oxley Act has had and may continue to have a significant impact on quarterly and year-to-date earnings," stated Bayne. "We are seeing expansion and meaningful progress in our unregulated operations. Its pipeline of short-term contract opportunities and longer-term asset related opportunities is improving as we see an increasing market demand for energy efficiency, green or sustainable facility services, and on-site energy asset solutions. Continued investment in new products, services, and assets has impacted our earnings in the near term. However, we believe our continued investments in unregulated operations will result in long-term improvement of our financial performance."

"Direct and targeted actions are being taken to improve earnings performance. We are seeing strong indications that the overall value proposition for our unregulated operations is on target and growing in market significance. It's reaffirmed every day as overall market trends reinforce the demand for energy efficiency, lifecycle asset management, and building sciences services. Our challenge is to ensure that we increase the unregulated pace of growth, expanding to achieve the necessary scale to ensure continued and growing shareholder value, while controlling costs associated within regulated operations," stated Bayne. "Given ongoing strategic efforts, we remain confident in our long-term performance and are committed to our sustainability value propositions."

Business Unit Results

Holding Company Allocations and Decentralization

As a holding company, costs associated with corporate governance, centralized human resources, accounting and finance, and information technology services, SEC compliance, shareholder services, enterprise-related insurances, and other holding company costs are allocated to each subsidiary using an allocation methodology or through direct charges. Formerly, the majority of these costs would have been borne exclusively by Maine Public Service Company. Consequently, such corporate costs and direct charges allocated to unregulated subsidiaries reduce the cost burden on Maine Public Service. Losses within the unregulated business units are significantly attributable to these charges and allocations.

During the third quarter and year-to-date, a substantial amount of effort and cost has been placed toward compliance with the Sarbanes-Oxley Act, particularly Section 404. Through September 2005 such direct compliance costs have been in excess of $600,000. As a smaller publicly traded company, such compliance costs tend to be a significantly higher percentage of total revenues than larger companies. While we are dedicated to full compliance with Sarbanes-Oxley, it is also evident that the cost of compliance is significantly out of balance with the scale of our organization. Currently, the SEC is evaluating recommendations that may lessen the economic burden of Section 404 on smaller publicly traded companies. While we are hopeful that changes will limit the cost of compliance, we cannot be assured of such.

"In order to create a more responsive behavior to cost control, efforts are under way to decentralize, in whole or in part, corporate services related to human resources, accounting and finance, and information technology," stated Bayne. "We believe decentralization will lead to potential cost savings, but, more importantly, a behavior that encourages increased cost control and revenue focus within the Corporation's individual business units. In addition, we believe the implementation of a decentralized approach will simplify and clarify segment or business unit reporting. Our decentralization goals include pushing decision-making closer to the profit and loss centers, while minimizing inter-company transactions and allocations that hold potential for reducing corporate overhead."

Maine Public Service Company

The operations of MAM's regulated electric utility (Maine Public Service Company - "MPS") experienced a net loss of approximately $0.17 per share, or $275,000, compared to a loss of $0.05 per share in the third quarter of 2004, or $78,000. However, MPS's revenues increased by $230,000 for the three months ended September 30, 2005, primarily due to increases in retail and transmission wheeling revenues. Its earnings were offset by increased stranded cost amortization expenses, increased expenses related to regulatory compliance costs, a reduction in the rate of return on its stranded cost deferred fuel balance, increased fuel costs associated with fleet transportation, increased pension expenses, and increased amortization expenses for MPS's financial accounting system. As noted, MPS's second and third quarter earnings tend to be lower than first and fourth quarters due to its rate design that encourages energy conservation during peak periods. According to Bayne, "We continue to closely monitor our utility operations, evaluating means to control costs and improve operational efficiency. However, given increasing regulatory, compliance, insurance, fuel, employee benefits, and other costs that are beyond our direct control, we are closely evaluating the timing and need for a distribution rate increase filing."

The Maricor Group

The Maricor Group ("TMG") and its subsidiaries, The Maricor Group, Canada Ltd, and The Maricor Group New England (formerly RES Engineering, Inc.), produced revenues of $1.27 million for the three months ended September 30, 2005. The Maricor Group Canada's revenues were up 38% compared to the same quarter in 2004, while TMG's consolidated revenues were down slightly. The segment reported a combined loss of $540,000, or approximately $0.33 per share, primarily due to corporate allocations, internal acquisition costs, an increase in reserves for accounts receivable, and costs associated with the development and implementation of new product and service lines.*

"We are encouraged by the market recognition we are gaining, particularly within Canada," noted Bayne. "For example, the Canadian Federal Department of Natural Resources recently recognized TMG as one of the foremost authorities on energy efficient ice rinks in the entire country of Canada. This represents one of several new contracts awarded to TMG based on its expertise in energy efficiency and sustainable development. While it is critical that we increase and improve our business development efforts, particularly related to on-site energy asset development and energy efficiency services, we are making notable strides in improving the quantity and quality of our sales pipeline in these and other service offerings."

Year-to-date, the acquired mechanical, electrical, and plumbing/fire protection consulting engineering services segment continued to be profitable, exclusive of corporate allocations, with an approximate gross margin of 24%. Start-up costs for TMG's sustainable lifecycle asset management, energy efficiency and on-site energy asset development segments of the business, as well as sales and marketing salaries included in "cost of sales," contributed to TMG's quarter and year-to-date loss.

"As part of our growth strategy, it is important that we improve our business development and marketing efforts related to energy efficiency and on-site energy asset development. We are taking meaningful steps to improve our marketing and sales efforts, including changes in certain leadership positions within TMG. We believe the enhanced leadership skill sets and increased focus on business development can lead to improved financial performance. In addition, we continue to focus on strategic mergers and acquisitions that can enhance our scale and diversity of building sciences market-based offerings related to energy efficiency, on-site energy assets, "green" building services, and sustainable facility services. Our proposed acquisition of Steven Winter Associates remains subject to due diligence, capital formation, and Board approval. Based on preliminary analysis, we believe the acquisition of Steven Winter Associates can add value to TMG's earnings performance," stated Bayne.

* The Maricor Group and its subsidiaries continue to evolve in the areas of sustainable development, energy efficiency, consulting engineering and building sciences. During the quarter, increased expenditures were incurred related to new business development, product development and continued staffing additions for The Maricor Group's facilities lifecycle asset management and energy efficiency services divisions, as well as energy asset development initiatives. These products and services typically have a longer sales cycle than fee-for-service consulting engineering services, with sales cycles of approximately eighteen to twenty-four months or longer.

Maricor Properties Ltd

For the three months ended September 30, 2005, Maricor Properties Ltd and its subsidiary, Mecel Properties Ltd, incurred a loss of $30,000, or approximately $0.02 per share. Maricor Properties' loss for the quarter was attributable to corporate allocations, delays in achieving full leasing of its office complex in Moncton, New Brunswick, and internal costs associated with the purchase of Cornwallis Court Developments Ltd, which owns the J. Angus MacDonald office building in Halifax, Nova Scotia. Ownership of the facility is a critical step in Maricor Properties' overall strategy to develop and implement new projects within one of Halifax's key urban revitalization districts, located near the historic Citadel.

According to Bayne, "We are quite pleased with our acquisition of Cornwallis Court Developments Ltd. The 1992 constructed 60,000 square-foot facility is a modern office complex with long-term leases that provide growth in assets and income. In addition, we are encouraged, based on increased leasing activity, that we will achieve a full leasing of our Moncton, New Brunswick office complex by the beginning of 2006. These and other planned projects should positively increase Maricor Properties' contributions to MAM's future equity and earnings."

Maricor Technologies, Inc.

Maricor Technologies ("MTI") experienced a $90,000 loss for the quarter, or approximately $0.06 per share, impacted, in part, by corporate allocations and direct costs. During the third quarter, Maricor Technologies completed the development of its latest version of Building Blocks™. "This new platform establishes MTI in a very solid position to begin a new round of licensing agreements and platform sales, which we believe can add to this start-up's bottom line," said Bayne. "With the completion of the Building Blocks™ version 6.0, we plan to bring to market an expanded and updated version of our iPlan™ product line during late 2005 to early 2006. These new product offerings reflect a meaningful step in enhancing our value proposition to address energy efficiency, emissions reductions, capital performance planning, and asset governance. We believe our vectors of differentiation will have a positive impact on market acceptance and sales. As we increase our sales focus, we are making positive strides in the private-labeling market, working with an increasing number of potential larger clients who, we believe, hold significant near- and long-term potential for revenue and earnings growth."

Strategy To Enhance Earnings

"Management is undertaking a number of strategic and tactical initiatives to improve earnings. Our challenge remains primarily a revenue versus a cost control challenge," stated Bayne. "While controlling cost is important, our long-term creation of shareholder value will be determined by our ability to increase revenues within our regulated and unregulated operations. The management teams of our business units continue to focus on strategies to address earnings needs. As noted, MPS is closely evaluating the timing and merits of a potential filing for a distribution rate increase, while our unregulated operations are increasing their overall focus on enhancing scale and revenues, both through organic and inorganic means. To increase revenues within our unregulated operations, we are revamping and expanding our marketing and sales efforts, including making critical personnel changes to advance revenue production. Further, we are actively pursuing strategic acquisitions and alliances that have potential for increasing revenues and earnings. Management continues to track and evaluate opportunities to control costs, including, but not limited to, restructuring opportunities that may lead to improved financial performance."

Maine & Maritimes Corporation and Subsidiaries Earnings Report for the three months and nine months ended September 30, 2005, are as follows:

                       (dollars in thousands except per share amounts)

                               Three Months Ended      Nine Months Ended
                                September 30,            September 30,
                                  Unaudited                Unaudited
                              2005        2004         2005        2004
                           ----------  ----------   ----------  ----------
Regulated Operating
 Revenues                  $    7,445  $    7,215   $   24,833  $   24,305
Unregulated Operating
 Revenues                       1,322       1,284        4,164       2,199
                           ----------  ----------   ----------  ----------
Total Operating Revenues   $    8,767  $    8,499   $   28,997  $   26,504

(Loss) Income from
 Continuing Operations
 Available for Common
 Shareholders              $     (926) $     (424)  $     (452) $    1,214
(Loss) Income from
 Discontinued Operations            -          (8)           5        (413)
                           ----------  ----------   ----------  ----------
Total Consolidated
 Net (Loss) Income         $     (926) $     (432)  $     (447) $      801
                           ==========  ==========   ==========  ==========
Basic (Loss) Income
 per Common Share from
 Continuing Operations     $    (0.57) $    (0.26)  $    (0.27) $     0.75
Basic (Loss) Income
 per Common Share from
 Discontinued Operations            -           -            -       (0.25)
                           ----------  ----------   ----------  ----------
Total (Loss) Income per
 Common Share              $    (0.57) $    (0.26)  $    (0.27) $     0.50
                           ==========  ==========   ==========  ==========
Diluted (Loss) Income
 per Common Share from
 Continuing Operations     $    (0.57) $    (0.26)  $    (0.27) $     0.75
Diluted (Loss) Income
 per Common Share from
 Discontinued Operations            -           -            -       (0.25)
Total (Loss) Income per
 Common Share              $    (0.57) $    (0.26)  $    (0.27) $     0.50
                           ==========  ==========   ==========  ==========
Average Shares Outstanding  1,636,437   1,635,429    1,636,170   1,605,044
                           ----------  ----------   ----------  ----------

About Maine & Maritimes Corporation

Maine & Maritimes Corporation is the parent company of Maine Public Service Company, a regulated electric transmission and distribution utility; The Maricor Group and its subsidiaries, The Maricor Group, Canada Ltd, and The Maricor Group New England, Inc., both building sciences, energy efficiency and lifecycle asset management services companies; Maricor Properties Ltd and its subsidiaries, Cornwallis Court Developments Ltd and Mecel Properties Ltd, and its joint venture subsidiary Maricor Ashford Ltd, which are Canadian real estate development and investment companies; and Maricor Technologies, Inc., a sustainable lifecycle asset and capital planning information technology subsidiary. MAM's headquarters are in Presque Isle, Maine and its subsidiaries maintain offices in Moncton and Saint John, New Brunswick, Canada; Halifax, Nova Scotia, Canada; Boston, Massachusetts, and Portland, Maine. MAM's corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation ("MAM") believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, MAM's ability to raise necessary financing, and MAM's ability to execute its business plans in a timely and efficient manner.

For More Information Contact:

Annette N. Arribas
VP, Investor Relations and Treasurer
Tel:  207.760.2402
Toll-free in US and Canada: 877.272.1523
Email:  aarribas@maineandmaritimes.com